Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 8, 2012 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc. which is included in BroadVision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ OUM & CO. LLP

San Francisco, California
March 8, 2012